For Immediate Release
Thursday, January 9, 2014
Contacts: Ryan Hornaday, SVP/Finance & Treasurer
rhornaday@emmis.com
Patrick Walsh, CFO/COO, pwalsh@emmis.com
317.266.0100

Emmis Third Quarter Net Revenues Up 3.4%

Indianapolis... Emmis Communications Corporation (NASDAQ: EMMS) today announced results for its third fiscal quarter ending November 30, 2013.

Emmis’ radio net revenues for the third fiscal quarter were up 0.4%, and its publishing net revenues were up 9.8%. On a consolidated basis, total revenues for the quarter were $52.6 million, compared to $50.9 million in the same quarter of the prior year, an increase of 3.4%.

Diluted net income per common share from continuing operations for the quarter was $0.09, compared to $0.02 for the same quarter of the prior year.

For the third fiscal quarter, operating income was $8.7 million, compared to $8.2 million in the same quarter of the prior year. Emmis’ station operating income for the third fiscal quarter was $13.6 million, compared to $13.4 million in the same quarter of the prior year.

“The government shutdown in October, coupled with nonrecurring political revenues from the prior year, caused significant headwinds for us and the radio industry. However, Emmis’ ability to grow revenues despite these challenges is a testament to the talent, ingenuity and hustle of the Emmis team,” said Jeff Smulyan, President & CEO of Emmis. “Our radio revenues are rebounding in our fourth fiscal quarter as these challenges have abated and our publishing division continues to post impressive revenue gains. NextRadio, the Emmis-led industry initiative to make FM broadcast radio available on mobile phones via a pre-loaded app, continues to gain momentum and recently exceeded 100,000 activations. I’m excited about the progress we are making and the momentum we have heading into calendar 2014.”

Emmis has included supplemental station operating expenses and certain other financial data on its website, www.emmis.com under the “Investors” tab.

Emmis generally evaluates the performance of its operating entities based on station operating income. Management believes that station operating income is useful to investors because it provides a meaningful comparison of operating performance between companies in the industry and serves as an indicator of the market value of a group of stations or publishing entities. Station operating income is generally recognized by the broadcast and publishing industries as a measure of performance and is used by analysts who report on the performance of broadcasting and publishing groups. Station operating income does not take into account Emmis' debt service requirements and other commitments, and, accordingly, station operating income is not necessarily indicative of amounts that may be available for dividends, reinvestment in Emmis' business or other discretionary uses.

Station operating income is not a measure of liquidity or of performance, in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to, and not a substitute for, our results of operations presented on the basis of accounting principles generally accepted in the United States. Operating Income is the most directly comparable financial measure in accordance with accounting principles generally accepted in the United States.

Exhibit 99.1 - Page 1

Moreover, station operating income is not a standardized measure and may be calculated in a number of ways. Emmis defines station operating income as revenues net of agency commissions and station operating expenses, excluding depreciation, amortization and non-cash compensation. A reconciliation of station operating income to operating income is attached to this press release.

The information in this news release is being widely disseminated in accordance with the Securities & Exchange Commission's Regulation FD.

There is an earnings call this morning with Emmis executives at 9 am Eastern. To access the third-quarter earnings conference call, please dial in at 1-517-623-4891 at 9 am. Please submit questions prior or during the call to ir@emmis.com. A digital playback of the call will be available until 5 p.m. on Tuesday, Jan. 21 by dialing 1-402-220-3756.

Emmis Communications – Great Media, Great People, Great Service®
About Emmis Communications

Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis operates the 10th largest publicly traded radio portfolio in the United States based on total listeners. Emmis owns 18 FM and 3 AM radio stations in New York, Los Angeles, St. Louis, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there), Indianapolis and Terre Haute, IN. One of our FM radio stations in New York is operated pursuant to a Local Marketing Agreement (“LMA”) whereby a third party provides the programming for the station and sells all advertising within that programming.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:
•     general economic and business conditions;
•     fluctuations in the demand for advertising and demand for different types of advertising media;
•    our ability to service our outstanding debt;
•     increased competition in our markets and the broadcasting industry;
•    our ability to attract and secure programming, on-air talent, writers and photographers;
•    inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•     increases in the costs of programming, including on-air talent;
•    inability to grow through suitable acquisitions or to consummate dispositions;
•     changes in audience measurement systems
•     new or changing regulations of the Federal Communications Commission or other governmental agencies;
•     competition from new or different technologies;
•     war, terrorist acts or political instability; and
•     other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise

Exhibit 99.1 - Page 2

EMMIS COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	Three months ended November 30,		Nine months ended November 30,

	2013	2012	2013	2012
OPERATING DATA:
Net revenues:
Radio	$34,854	$34,710	$113,039	$109,550
Publishing	17,767	16,176	45,135	43,233
Total net revenues	52,621	50,886	158,174	152,783
Station operating expenses excluding
depreciation and amortization expense:
Radio	23,517	23,064	74,428	75,372
Publishing	15,031	14,335	43,770	42,377
Total station operating expenses excluding
depreciation and amortization expense	38,548	37,399	118,198	117,749
Corporate expenses excluding depreciation
and amortization expense	3,653	3,717	13,123	12,850
Hungary license litigation and related expenses	500	371	1,795	785
Depreciation and amortization	1,218	1,218	3,607	3,512
Impairment loss	—	—	—	10,971
(Gain) loss on sale of assets	(9)	23	(10)	(9,983)

Operating income	8,711	8,158	21,461	16,899
Interest expense	(1,712)	(5,361)	(5,441)	(18,006)
Loss on debt extinguishment	(653)	(56)	(653)	(1,141)
Other income, net	54	164	94	147

Income (loss) before income taxes and
discontinued operations	6,400	2,905	15,461	(2,101)
Provision (benefit) for income taxes	732	976	911	(4,948)

Income from continuing operations	5,668	1,929	14,550	2,847
Income from discontinued operations, net of tax	—	3,707	—	40,124

Consolidated net income	5,668	5,636	14,550	42,971
Net income attributable to noncontrolling interests	1,395	1,036	4,230	3,515

Net income attributable to the Company	4,273	4,600	10,320	39,456
Gain on extinguishment of preferred stock	—	—	325	—
Preferred stock dividends	—	—	—	(1,806)
Net income attributable to common shareholders	$4,273	$4,600	$10,645	$37,650

Exhibit 99.1 - Page 3

	Three months ended November 30,		Nine months ended November 30,

	2013	2012	2013	2012
Amounts attributable to common shareholders for basic earnings per share:
Continuing operations	4,273	893	10,645	(2,474)
Discontinued operations	—	3,707	—	40,124
Net income attributable to common shareholders	4,273	4,600	10,645	37,650
Amounts attributable to common shareholders for diluted earnings per share:
Continuing operations	4,273	893	10,320	(2,474)
Discontinued operations	—	3,707	—	40,124
Net income attributable to common shareholders	4,273	4,600	10,320	37,650
Basic net income (loss) per common share:
Continuing operations	$0.11	$0.02	$0.26	$(0.06)
Discontinued operations	—	0.1	—	1.03
Net income attributable to common shareholders	$0.11	$0.12	$0.26	$0.97
Diluted net income (loss) per common share:
Continuing operations	$0.09	$0.02	$0.23	$(0.06)
Discontinued operations	—	0.08	—	1.03
Net income attributable to common shareholders	$0.09	$0.1	$0.23	$0.97

Weighted average shares outstanding:
Basic	40,477	38,976	40,343	38,871
Diluted	46,212	45,728	45,657	38,871

OTHER DATA:
Station operating income (See below)	13,577	13,447	39,651	35,027
(Refund from) cash paid for income taxes, net	(211)	617	(1,015)	1,348
Cash paid for interest	1,536	2,461	4,821	17,838
Capital expenditures	420	1,195	2,277	2,151

Noncash compensation by segment:
Radio	$—	$195	$980	$485
Publishing	4	136	490	293
Corporate	467	1,039	2,083	1,546
Total	$471	$1,370	$3,553	$2,324

COMPUTATION OF STATION OPERATING INCOME:
Operating income	$8,711	$8,158	$21,461	$16,899
Plus: Depreciation and amortization	1,218	1,218	3,607	3,512
Plus: Corporate expenses	3,653	3,717	13,123	12,850
Plus: Station noncash compensation	4	331	1,470	778
Plus: Impairment loss	—	—	—	10,971
Less: Gain on sale of assets	(9)	23	(10)	(9,983)
Station operating income	$13,577	$13,447	$39,651	$35,027

Exhibit 99.1 - Page 4

SELECTED BALANCE SHEET INFORMATION:	November 30, 2013	February 28, 2013

Total Cash and Cash Equivalents	$5,319	$8,735
Credit Agreement Debt	$59,000	$67,000
98.7FM Nonrecourse Debt	$76,003	$79,068

Exhibit 99.1 - Page 5